                                              Exhibit 99.1
Contact:

Ed Harper                          Richard Cline
SyQuest Technology                 Miller/Shandwick Technologies
(510) 226-4202                     (415) 962-9550

FOR IMMEDIATE RELEASE:

               SYQUEST REPORTS FISCAL 1996 FOURTH QUARTER RESULTS

Net Loss Sharply Reduced; Sequential Quarterly Revenues Increase for First Time in Over a Year.

FREMONT, Calif., Dec. 30, 1996 -- SyQuest Technology, Inc. (NASDAQ;SYQT), a leading manufacturer of removable cartridge hard drives, today reported a reduced net loss of $10.4 million, or $1.29 per share, on net revenues of $44.8 million for the fiscal fourth quarter ended September 30, 1996. In the same period a year ago the company had a net loss of $19.1 million, or $1.69 per share, on net revenues of $88.4 million.

     Compared with the fiscal third quarter of 1996, SyQuest in the fourth quarter reduced its net loss by 75 percent and increased its net revenue by 52 percent. Gross profit margins improved to 22 percent of revenues, compared with negative gross margins in the preceding period.

     For all of fiscal year 1996, SyQuest posted a net loss of $136.7 million, or $12.38 per share, on revenues of $200.4 million, compared with a net loss of $11.8 million, or $1.07 per share, on revenues of $299.5 million in fiscal 1995.

     "Our fourth quarter results signal renewed momentum for SyQuest, marking the first time in over a year that the company has achieved sequential quarterly revenue growth," said Chairman Ed Marinaro. "Since early summer, under new management, we have taken major steps to move SyQuest toward profitability.
This quarter is a benchmark in our turnaround strategy."

     Marinaro said that the company has expanded its manufacturing capacity, without additional factory hiring or increased plant facilities, through improvements in operating efficiencies and yields.

     He also noted that since May SyQuest has significantly restored its balance sheet, completing $71.5 million worth of equity investments and restructuring $38.5 million of debt into long- and short-term notes. On Nov. 7, 1996, the company announced that it had exceeded the financial requirements of NASDAQ and was therefore allowed to maintain its National Market listing on the stock exchange.

     SyQuest to date has shipped a total of more than three million removable cartridge hard drives and 15 million cartridges worldwide. The company has already shipped more than 90,000 units of its EZFlyer 230 drive -- the second of the EZ product family --while discontinuing the EZ135 drive.

     SyQuest said that it has also begun initial delivery to customers of its innovative SyJet 1.5 GB removable cartridge hard drive and expects volume shipments to commence in January, 1997, to fulfill a large backlog of orders from OEMs, resellers and retailers.

About SyQuest

     SyQuest Technology, Inc. is headquartered in Fremont, California, and maintains manufacturing plants in Fremont, Calif., and Penang, Malaysia, with additional facilities in Colorado, California, Europe and Asia. The company offers removable cartridge hard drives for Apple, Windows, MS-DOS, PC-DOS, UNIX, SGI and Sun OS platforms. SyQuest (SYQT) is publicly traded on NASDAQ's National Market System. See SyQuest on the World Wide Web at http://www.syquest.com.

This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products and other risks detailed from time to time in the reports filed by SyQuest with the SEC, including the reports on Forms 10-Q and 10-K.

SyQuest and the SyQuest logo are registered trademarks of SyQuest Technology, Inc. All other brands or tradenames are the property of their respective companies.

                            SYQUEST TECHNOLOGY, INC.
                    CONSOLIDATED CONDENSED INCOME STATEMENT
                     (In thousands, except per share data)

                                                (Unaudited)              (Audited)
                                            Three months ended      Twelve months ended
                                               September 30,           September 30,
                                           ----------------------------------------------
                                             1996        1995         1996        1995
                                           ---------   ---------   ----------   ---------
Net revenues                               $ 44,836    $ 88,375    $ 200,407    $299,544
Cost of revenues                             34,770      93,142      248,693     248,497
                                           --------    --------    ---------    --------
Gross Profit (loss)                          10,066      (4,767)     (48,286)     51,047
Operating Expenses:
    Selling, general & administrative        12,815      14,072       51,743      44,264
    Research and development                  5,468       6,408       25,920      23,892
    Restructuring                              (733)          -        4,727           -
                                           --------    --------    ---------    --------
    Total operating expenses                 17,550      20,480       82,390      68,156
    Income (loss) from operations            (7,484)    (25,247)    (130,676)    (17,109)

Other income (expense)                       (2,650)        (86)      (1,938)        468
Interest income (expense)                      (294)        195       (1,037)      1,134
                                           --------    --------    ---------    --------
Income (loss) before income taxes           (10,428)    (25,138)    (133,651)    (15,507)
Provision (benefit) for income taxes              -      (6,032)       3,000      (3,721)
                                           --------    --------    ---------    --------

Net income                                 $(10,428)   $(19,106)   $(136,651)   $(11,786)
                                           ========    ========    =========    ========

Income (loss) per share                    $  (1.29)   $  (1.69)   $  (12.38)   $  (1.07)
                                           ========    ========    =========    ========

Common and common equivalent shares
 used in computing per share amounts         11,497      11,063       11,497      11,063
                                           ========    ========    =========    ========




          The computations of earnings per share for the quarter and for the year, ending September 30, 1996, include charges of $4,599 and $5,733, respectively, associated with the assured yield for the discount from fair market value related to conversion of the Company's 7% Convertible Preferred Stock. There are no such charges included in the September 30, 1995 earnings per share calculations.

                            SYQUEST TECHNOLOGY, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 (In thousands)
                                   (Audited)

                                                              September 30,
                                                          ----------------------
Current assets:                                              1996        1995
                                                          ----------   ---------
   Cash, cash equivalents and short-term investments      $   3,670    $ 29,648
   Accounts, receivable, net                                 30,341      55,653
   Inventories, net                                          10,538      34,213
   Prepaid expenses and deferred income taxes                 2,471      15,320
                                                          ---------    --------
     Total current assets                                    47,020     134,834

Net plant, property and equipment                            27,180      26,720
Other assets                                                    981       3,130
                                                          ---------    --------
                                                          $  75,181    $164,684
                                                          =========    ========

Current liabilities:
   Accounts payable                                       $  23,917    $ 41,213
   Bank borrowings                                           19,629           -
   Provision for losses on purchase commitments                   -      10,510
   Accrued compensation and other liabilities                18,671      20,416
   Income taxes payable                                       1,966         355
   Current portion of long-term debt                      $  20,188    $      -
                                                          ---------    --------
    Total current liabilities                                84,371      72,494

Deferred income taxes                                             -       8,726
Long-term debt                                               20,971           -
Other long-term liabilities                                     192         276

Stockholder's equity:
   Preferred stock                                               18           -
   Common stock                                                  14          13
   Additional paid in capital                               102,580      79,489
   Treasury stock                                           (12,855)    (12,855)
   Retained earnings (deficit)                             (120,110)     16,541
                                                          ---------    --------
   Total stockholder's equity (deficit)                     (30,353)     83,188
                                                          ---------    --------
                                                          $  75,181    $164,684
                                                          =========    ========
